EXHIBIT 10.1

AFFILIATE STOCK PURCHASE AGREEMENT

THIS AFFILIATE STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 4th day of December, 2012, by and between OLEG GABIDULIN (“Seller”) and Jiu Feng Investment Hong Kong Ltd & Yan Li (“Purchaser”) as to 1,640,000 shares, of LIBERTY VISION, INC.

RECITALS

WHEREAS, the Seller is the owner of 1,640,000 restricted shares of common stock of LIBERTY VISION, INC., a NEVADA corporation (the "Company"); and

WHEREAS, the Seller proposes to sell to the Purchaser the 1,640,000 restricted shares of common stock of the Company currently owned by the Seller (the “Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PURCHASE AND SALE AND CLOSING

1.1
The Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Purchased Shares for an aggregate purchase price of THIRTY SEVEN THOUSAND FOUR HUNDRED and no/100 U.S. Dollars ($37,400) (the "Purchase Price") payable on the Closing Date (as defined below).  Payment shall be in U.S. Dollars, in the form of bank wire as follows.  An amount of $37,400 in good funds delivered and cleared to Seller’s account via escrow agent WILLIAM R. BARKER, PA (“Escrow Agent”) (account information as provided by separate communiqué’).

1.2	Closing. The closing (“Closing”) of the transactions contemplated hereby will occur on, or, before the 4th day of December, 2012 (the “Closing Date”).

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1	The Seller warrants, covenants and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that:

(a)
immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)
the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby; and

(c)
the Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act");

(d)
to the best of the knowledge, information and belief of the Seller there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence or may hereafter arise;

(e)	as of the Closing Date the Seller shall not be indebted to the Company and the Company shall not be indebted to the Seller;

(f)
the Seller does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over any common shares of the Company other than the Purchased Shares;

(g)
the authorized capital of the Company consists of 75,000,000 common shares, par value $0.001, of which a total of 4,990,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

(h)
no person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company;

(i)
as of the closing, the liabilities of the Company whether accrued, contingent or otherwise, shall be less than $3,000.00; and the Seller will pay any outstanding liability of the Company with the Purchase Price

(j)	the Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the Financial Statements;

(k)
the Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing;

(l)
the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company;

(m)	the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(n)	contemporaneously herewith, the Seller as a director shall appoint a representative of the Buyer to the Board of Directors of the Company;

(o)	the Seller and all other officers and directors of the Company shall tendered their resignations as officers and directors of the Company, to be effective on the Closing Date;

(p)	the Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement

(q)
there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basis for same; and,

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1	The Purchaser represents and warrants to the Seller that the Purchaser:

(a)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b)
understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the "Restricted Period") as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Rule 144, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c)
is acquiring the Purchased Shares as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares

3.2	The Purchaser agrees not to engage in hedging transactions with regard to the Purchased Shares accept in compliance with the Securities Act.

4.	INDEMNIFICATION

4.1
The Seller hereby agrees to indemnify and hold harmless the Purchaser and the Company against any losses, claims, damages or liabilities to which the Purchaser or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon taxes, real property leases or equipment leases payable by or for which the Company has the primary liability; and in particular, any misrepresentation of the Seller as contained herein.  Damages of the Purchaser are not limited to the amount of the Seller received hereunder but will include the Purchaser’s or Company’s actual cost of any claim and full costs of negotiations and for defence.

5.	POST-CLOSING SEC REPORTS

5.1
Except for any Form 3, 4 or 5 to be filed on behalf of the Seller, the Purchaser hereby agrees that it shall, subsequent to the Closing Date, file any and all necessary SEC Reports, including but not limited to any Schedule 13D, 8-K or any other SEC Report.

6.	MISCELLANEOUS

6.1	The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

6.2	Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

6.3	There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

6.4
This Agreement will be governed by and construed in accordance with the laws of the State of NEVADA. The parties hereby attorn to the jurisdiction of the courts CLARK County, NEVADA with respect to any legal proceedings arising from this Agreement.

6.5
The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of one year.

6.7	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

6.8
Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.